Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

In connection with the foregoing Registration Statement on Form SB-2 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion our report dated April 1, 2005, relating to the consolidated financial statements of VCG Holding Corp. for the years ended December 31, 2003 and 2004.

Denver, Colorado	CAUSEY DEMGEN & MOORE INC.
May 12, 2005

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

In connection with the foregoing Registration Statement on Form SB-2 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion our report dated April 1, 2005, relating to the financial statements of CCCG, Inc. for the periods ended October 8, 2004, December 31, 2003 and 2002.

Denver, Colorado	CAUSEY DEMGEN & MOORE INC.
May 12, 2005